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             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D. C.  20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  February 15, 1997


                   AMERICAN AIRLINES, INC.
   (Exact name of registrant as specified in its charter)


       Delaware                  1-2691              13-1502798
(State of Incorporation) (Commission File Number) (IRS Employer
                                                  Identification No.)


    4333 Amon Carter Blvd.  Fort Worth, Texas           76155
   (Address of principal  executive offices)         (Zip Code)


                            (817) 963-1234
                   (Registrant's telephone number)








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Item 5.   Other Events

On February 15, 1997, at approximately 12:01 a.m. EST, the Allied Pilots Association ("APA" -- the union that represents pilots at American Airlines, Inc. (the "Corporation")) initiated a strike against the Corporation. Immediately thereafter, however, President Clinton intervened and appointed a Presidential Emergency Board ("PEB"), pursuant to his authority under the Railway Labor Act. The effect of President Clinton's actions was to stop the strike and begin a process during which the PEB will review the positions advocated by the Corporation and the APA and propose a solution. The PEB's recommendation is expected by mid-March 1997. At this time it is unclear what resolution will be proposed by the PEB or whether it will be acceptable to both parties. If the PEB resolution is not accepted by both parties (or if the parties do not reach some other agreement), and unless the President and/or the Congress take additional action, either party will be permitted to resort to self-help remedies 30 days after the PEB makes its recommendation to the President. The self-help remedies include, but are not limited to, a strike by the members of the APA. Any work stoppage by the APA members would have a material adverse impact on the Corporation.


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                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN  AIRLINES, INC.



                                        /s/Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  March 3, 1997